Exhibit 99.2

amh

Earnings Release and Supplemental Information Package

Fourth Quarter 2022

AMH

2

AMH
Earnings Press Release
AMH Reports Fourth Quarter and Full Year 2022 Financial and Operating Results
22% Increase in Quarterly Distribution
LAS VEGAS, Feb. 23, 2023—AMH (NYSE: AMH) (the “Company”), a leading owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter and full year ended December 31, 2022.
Highlights
•Rents and other single-family property revenues increased 12.7% year-over-year to $380.9 million for the fourth quarter of 2022.
•Net income attributable to common shareholders totaled $87.5 million, or $0.25 per diluted share, for the fourth quarter of 2022, compared to $48.1 million, or $0.14 per diluted share, for the fourth quarter of 2021.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 6.7% year-over-year to $0.40 per FFO share and unit for the fourth quarter of 2022 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 5.2% year-over-year to $0.35 per FFO share and unit for the fourth quarter of 2022.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 5.7% year-over-year for the fourth quarter of 2022.
•Achieved Same-Home Average Occupied Days Percentage of 97.0% in the fourth quarter of 2022, while generating 8.5% rental rate growth on new leases.
•Delivered a total of 701 high-quality and energy efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the fourth quarter of 2022.
•Raised common share dividend by 22% to $0.22 in the first quarter of 2023.
•Agreed to expand strategic joint venture with institutional investors advised by J.P. Morgan Asset Management, which is focused on constructing and operating newly built rental homes, up to approximately $900 million to take advantage of incremental land and development opportunities.
“We closed out 2022 with another strong year of impressive operating results and continue to experience strong demand into the start of 2023,” stated David Singelyn, AMH’s Chief Executive Officer. “From a bigger picture, I’m deeply proud of the accomplishments and maturation of our organization, which are embodied in our recent rebranding from American Homes 4 Rent to AMH. Our new simplified name represents a commitment to continued innovation, which has been the driving force behind our technology-focused operating platform, flexible balance sheet and one-of-a-kind internal development program. As we head into 2023, the newly rebranded AMH platform is well positioned for both resiliency during these uncertain economic times and long-term consistent value creation.”
Fourth Quarter 2022 Financial Results
Net income attributable to common shareholders totaled $87.5 million, or $0.25 per diluted share, for the fourth quarter of 2022, compared to $48.1 million, or $0.14 per diluted share, for the fourth quarter of 2021. This increase was primarily due to a larger number of occupied properties resulting from growth in the Company’s portfolio, higher rental rates and higher net gains on property sales.
Rents and other single-family property revenues increased 12.7% to $380.9 million for the fourth quarter of 2022, compared to $338.1 million for the fourth quarter of 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 55,513 homes for the fourth quarter of 2022, compared to 53,385 homes for the fourth quarter of 2021, as well as higher rental rates.
Core NOI from our total portfolio increased 12.5% to $216.4 million for the fourth quarter of 2022, compared to $192.4 million for the fourth quarter of 2021. This growth was driven by a 13.3% increase in core revenues resulting from a larger

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
number of occupied properties and higher rental rates, partially offset by a 14.9% increase in core property operating expenses primarily driven by a year-to-date true up related to 2022 property tax bills that were received in the fourth quarter for our Texas properties.
For the Company’s Same-Home portfolio, core revenues increased 7.3% to $272.9 million for the fourth quarter of 2022, compared to $254.3 million for the fourth quarter of 2021, which was driven by an 8.3% increase in Average Monthly Realized Rent per property, partially offset by a 70 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 10.5% to $95.6 million for the fourth quarter of 2022, compared to $86.6 million for the fourth quarter of 2021 primarily driven by a year-to-date true up related to 2022 property tax bills that were received in the fourth quarter for our Texas properties. As a result, Core NOI from Same-Home properties increased 5.7% to $177.2 million for the fourth quarter of 2022, compared to $167.7 million for the fourth quarter of 2021.
Core FFO attributable to common share and unit holders was $160.5 million, or $0.40 per FFO share and unit, for the fourth quarter of 2022, compared to $143.9 million, or $0.37 per FFO share and unit, for the fourth quarter of 2021. Adjusted FFO attributable to common share and unit holders was $143.8 million, or $0.35 per FFO share and unit, for the fourth quarter of 2022, compared to $130.8 million, or $0.34 per FFO share and unit, for the fourth quarter of 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio and higher rental rates.
Full Year 2022 Financial Results
Net income attributable to common shareholders totaled $250.8 million, or $0.71 per diluted share, for the year ended December 31, 2022, compared to $135.3 million, or $0.41 per diluted share, for the year ended December 31, 2021. This increase was primarily due to a larger number of occupied properties resulting from growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales.
Rents and other single-family property revenues increased 14.3% to $1.5 billion for the year ended December 31, 2022, compared to $1.3 billion for the year ended December 31, 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 54,847 homes for the year ended December 31, 2022, compared to 52,542 homes for the year ended December 31, 2021, as well as higher rental rates and lower uncollectible rents.
Core NOI from our total portfolio increased 15.3% to $829.6 million for the year ended December 31, 2022, compared to $719.8 million for the year ended December 31, 2021. This growth was driven by a 14.4% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by a 13.0% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.6% to $1.1 billion for the year ended December 31, 2022, compared to $979.9 million for the year ended December 31, 2021, which was driven by an 8.0% increase in Average Monthly Realized Rent per property, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. This growth was further benefited by approximately (i) 20 basis points of contribution from higher fees and (ii) 70 basis points from lower uncollectible rents, which resulted in 8.5% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 7.4% to $370.1 million for the year ended December 31, 2022, compared to $344.5 million for the year ended December 31, 2021. As a result, Core NOI from Same-Home properties increased 9.1% to $694.6 million for the year ended December 31, 2022, compared to $636.8 million for the year ended December 31, 2021.
Core FFO attributable to common share and unit holders was $618.8 million, or $1.54 per FFO share and unit, for the year ended December 31, 2022, compared to $514.6 million, or $1.36 per FFO share and unit, for the year ended December 31, 2021. Adjusted FFO attributable to common share and unit holders was $550.5 million, or $1.37 per FFO share and unit, for

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
the year ended December 31, 2022, compared to $459.1 million, or $1.22 per FFO share and unit, for the year ended December 31, 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents.
Portfolio
Average Occupied Days Percentage was 95.8% for the fourth quarter of 2022, compared to 95.7% for the third quarter of 2022.
Investments
As of December 31, 2022, the Company’s wholly-owned portfolio consisted of 58,993 homes, compared to 58,961 homes as of September 30, 2022, an increase of 32 homes during the fourth quarter of 2022, which included 415 newly constructed homes delivered through our AMH Development Program and 74 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 457 homes sold to third parties. During the fourth quarter of 2022, we developed an additional 286 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 701 total program deliveries through our AMH Development Program. As of December 31, 2022, the Company had 1,115 properties held for sale and 2,540 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
As of December 31, 2022, the Company had cash and cash equivalents of $69.2 million and had total outstanding debt of $4.6 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 12.1 years. The Company had $130.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the fourth quarter of 2022, the Company generated $70.6 million of Retained Cash Flow and sold 457 properties generating $128.9 million of net proceeds.
In January 2023, the Company issued and physically settled the remaining 8,000,000 Class A common shares available under the January 2022 forward sale agreements, receiving net proceeds of $298.4 million, which was partially used to pay down the Company’s outstanding borrowings on its revolving credit facility at that time.
Sustainability Update
During the fourth quarter of 2022, the Company continued to make great progress across its sustainability programs, including installing solar panels on three amenity centers and developing our first build to rent community with solar improvements on all homes.
Hurricane and Winter Storm Update
Hurricane Ian impacted certain properties in our Florida and Carolinas markets during the third quarter of 2022 at which time the Company recorded a $6.1 million net hurricane-related charge, consisting of the Company’s insurance deductible and estimated minor repair and remediation costs on properties not subject to the Company’s insurance claim. Through the end of 2022, the Company had no material changes to estimates or damages while continuing to repair homes and work through insurance settlements.
Additionally, during the fourth quarter of 2022, Winter Storm Elliott caused freeze related damages to certain properties across the Company’s portfolio. These damages are expected to be covered under the Company’s property and casualty insurance programs, subject to a $0.2 million deductible which was recorded as a net charge during the fourth quarter of 2022.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2023
Core FFO attributable to common share and unit holders		$1.58 - $1.64
Core FFO attributable to common share and unit holders growth		2.5% - 6.5%

Same-Home
Core revenues growth		5.00% - 7.00%
Core property operating expenses growth		8.75% - 10.75%
Core NOI growth		3.00% - 5.00%

Full Year 2023
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Full Year 2023 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects expectation for a continued strong demand and occupancy environment, along with moderating rental rate growth.
•Same-Home core property operating expenses growth reflects (1) expectation for continued elevated 2023 property tax growth between 8.00% and 10.00% reflecting backwards looking historically strong home price appreciation and (2) 9.50% to 11.50% growth in all other core property operating expenses, excluding property taxes, reflecting the general inflationary environment, a historically challenging property insurance market and certain investments into our industry-leading property management platform. Given the timing of the Company’s 2022 property tax accruals, 2023 property tax growth is expected to be higher during the first three quarters of 2023, normalizing on a full year basis into the Company’s expected guidance range.
Investment Program:
•The Company’s acquisition programs currently remain on hold given capital market uncertainty and potentially improving future investment opportunities. Until market conditions change, the Company’s current 2023 outlook does not contemplate any material acquisition activity.
•Investment program outlook contemplates continued consistent growth from the Company’s internal AMH Development Program, which is expected to deliver between 2,200 to 2,400 total program deliveries during 2023.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Reconciliation of Core FFO attributable to common share and unit holders from 2022 to 2023 Guidance Midpoint

Per FFO Share and Unit
2022 Core FFO attributable to common share and unit holders	$1.54

Same-Home Core NOI	0.08
Non-Same-Home Core NOI (1)	0.09
Disposition program	(0.01)
General and administrative expense and amortization of IT software assets (2)	(0.02)
Financing costs (share count and interest) (3)	(0.07)

2023 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.61
2023 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	4.5%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2023 Same-Home portfolio, including 2022 wholly-owned property additions, and (ii) contribution from 2023 wholly-owned property additions.
(2)General and administrative expense and amortization of IT software assets increase reflects (i) general inflationary environment and (ii) investments into certain corporate initiatives and IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change primarily reflects full year impact of 2022 financing activities.
Additional Information
A copy of the Company’s Fourth Quarter 2022 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 24, 2023 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2022 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, March 10, 2023 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13735808#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
American Homes 4 Rent (NYSE: AMH), which does business as AMH, is a leading single-family property owner, leasing operator and build-to-rent developer. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2022 Best Workplaces in Real Estate™, a 2023 Great Place to Work®, a 2022 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2023 and America’s Most Trusted Companies 2022 by Newsweek and Statista Inc., and a Top ESG Regional Performer by Sustainalytics. As of December 31, 2022, we owned nearly 59,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Earnings Press Release (continued)
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P., and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2023 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Operating Data
Net income attributable to common shareholders	$87,537	$48,105	$250,781	$135,290
Core revenues	$335,743	$296,320	$1,287,928	$1,125,578
Core NOI	$216,371	$192,391	$829,606	$719,816
Core NOI margin	64.4%	64.9%	64.4%	64.0%
Fully Adjusted EBITDAre	$187,223	$167,702	$715,854	$623,035
Fully Adjusted EBITDAre Margin	55.2%	56.0%	55.0%	54.8%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.35	$1.41	$1.25
Core FFO attributable to common share and unit holders	$0.40	$0.37	$1.54	$1.36
Adjusted FFO attributable to common share and unit holders	$0.35	$0.34	$1.37	$1.22

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,938,672	$9,905,410	$9,837,281	$9,558,186	$9,247,493
Total assets	$12,175,059	$12,098,842	$11,854,752	$11,441,385	$10,962,433
Outstanding borrowings under revolving credit facility	$130,000	$—	$—	$410,000	$350,000
Total Debt	$4,581,628	$4,457,326	$4,462,933	$3,978,305	$3,924,181
Total Capitalization	$17,015,130	$17,969,520	$18,858,604	$20,361,492	$21,289,815
Total Debt to Total Capitalization	26.9%	24.8%	23.7%	19.5%	18.4%
Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	5.9 x	6.2 x	6.0 x	6.2 x
NYSE AMH Class A common share closing price	$30.14	$32.81	$35.44	$40.03	$43.61

Portfolio Data - end of period
Occupied single-family properties	55,605	55,421	55,220	54,352	53,637
Single-family properties leased, not yet occupied	243	374	595	481	350
Single-family properties in turnover process	1,554	1,577	1,077	1,054	1,063
Single-family properties recently renovated or developed	464	383	385	378	364
Single-family properties newly acquired and under renovation	12	149	483	864	951
Total single-family properties, excluding properties held for sale	57,878	57,904	57,760	57,129	56,365
Single-family properties held for sale	1,115	1,057	955	855	659
Total single-family properties wholly owned	58,993	58,961	58,715	57,984	57,024
Single-family properties managed under joint ventures	2,540	2,271	2,046	1,849	1,942
Total single-family properties wholly owned and managed	61,533	61,232	60,761	59,833	58,966
Total Average Occupied Days Percentage (1)	95.8%	95.7%	96.0%	96.2%	96.7%
Same-Home Average Occupied Days Percentage (47,068 properties)	97.0%	97.1%	97.4%	97.5%	97.7%

Other Data
Distributions declared per common share	$0.18	$0.18	$0.18	$0.18	$0.10
Distributions declared per Series F perpetual preferred share (2)	$—	$—	$0.14	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022 and the distributions for the three months ended June 30, 2022 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)
Rents and other single-family property revenues	$380,926	$338,092	$1,490,534	$1,303,882

Expenses:
Property operating expenses	137,113	120,239	552,091	490,205
Property management expenses	28,157	26,188	112,698	96,865
General and administrative expense	14,942	15,799	68,057	56,444
Interest expense	36,249	28,263	134,871	114,893
Acquisition and other transaction costs	5,338	4,656	23,452	15,749
Depreciation and amortization	112,843	97,166	426,531	372,848
Hurricane-related charges, net	—	—	6,133	—
Total expenses	334,642	292,311	1,323,833	1,147,004

Gain on sale and impairment of single-family properties and other, net	57,407	13,295	136,459	49,696
Other income and expense, net	100	2,247	6,865	3,985

Net income	103,791	61,323	310,025	210,559

Noncontrolling interest	12,768	7,455	36,887	21,467
Dividends on preferred shares	3,486	5,763	17,081	37,923
Redemption of perpetual preferred shares	—	—	5,276	15,879

Net income attributable to common shareholders	$87,537	$48,105	$250,781	$135,290

Weighted-average common shares outstanding:
Basic	353,857,902	336,014,151	349,290,848	324,245,168
Diluted	354,185,629	336,600,433	349,787,092	325,518,291

Net income attributable to common shareholders per share:
Basic	$0.25	$0.14	$0.72	$0.42
Diluted	$0.25	$0.14	$0.71	$0.41

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Net income attributable to common shareholders	$87,537	$48,105	$250,781	$135,290
Adjustments:
Noncontrolling interests in the Operating Partnership	12,768	7,455	36,887	21,467
Gain on sale and impairment of single-family properties and other, net	(57,407)	(13,295)	(136,459)	(49,696)
Adjustments for unconsolidated joint ventures	466	319	344	1,873
Depreciation and amortization	112,843	97,166	426,531	372,848
Less: depreciation and amortization of non-real estate assets	(3,710)	(2,864)	(13,358)	(11,151)
FFO attributable to common share and unit holders	$152,497	$136,886	$564,726	$470,631
Adjustments:
Acquisition, other transaction costs and other	5,338	4,656	23,452	15,749
Noncash share-based compensation - general and administrative	1,966	1,639	15,318	9,361
Noncash share-based compensation - property management	715	726	3,861	3,004
Hurricane-related charges, net	—	—	6,133	—
Redemption of perpetual preferred shares	—	—	5,276	15,879
Core FFO attributable to common share and unit holders	$160,516	$143,907	$618,766	$514,624
Recurring Capital Expenditures	(16,020)	(12,345)	(65,636)	(52,134)
Leasing costs	(718)	(750)	(2,586)	(3,422)
Adjusted FFO attributable to common share and unit holders	$143,778	$130,812	$550,544	$459,068

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.38	$0.35	$1.41	$1.25
Core FFO attributable to common share and unit holders	$0.40	$0.37	$1.54	$1.36
Adjusted FFO attributable to common share and unit holders	$0.35	$0.34	$1.37	$1.22

Weighted-average FFO shares and units:
Common shares outstanding	353,857,902	336,014,151	349,290,848	324,245,168
Share-based compensation plan and forward sale equity contracts (1)	674,400	1,017,328	906,762	1,617,640
Operating partnership units	51,376,980	51,376,980	51,376,980	51,447,939
Total weighted-average FFO shares and units	405,909,282	388,408,459	401,574,590	377,310,747
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Rents from single-family properties	$333,802	$294,528	$1,276,992	$1,126,408
Fees from single-family properties	6,980	5,904	26,988	22,560
Bad debt	(5,039)	(4,112)	(16,052)	(23,390)
Core revenues	335,743	296,320	1,287,928	1,125,578

Property tax expense	60,293	47,780	217,584	190,992
HOA fees, net (1)	6,060	5,757	23,949	21,580
R&M and turnover costs, net (1)	23,877	23,242	100,213	91,156
Insurance	3,605	3,031	14,094	11,748
Property management expenses, net (2)	25,537	24,119	102,482	90,286
Core property operating expenses	119,372	103,929	458,322	405,762

Core NOI	$216,371	$192,391	$829,606	$719,816
Core NOI margin	64.4%	64.9%	64.4%	64.0%

	For the Three Months Ended Dec 31, 2022
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	47,068	7,713	3,085	1,127	58,993
Average Occupied Days Percentage	97.0%	96.4%	73.0%	43.4%	94.8%

Rents from single-family properties	$271,095	$48,131	$11,661	$2,915	$333,802
Fees from single-family properties	5,493	969	394	124	6,980
Bad debt	(3,711)	(601)	(195)	(532)	(5,039)
Core revenues	272,877	48,499	11,860	2,507	335,743

Property tax expense	49,475	7,404	2,368	1,046	60,293
HOA fees, net (1)	4,849	779	235	197	6,060
R&M and turnover costs, net (1)	18,670	2,508	1,751	948	23,877
Insurance	2,934	481	145	45	3,605
Property management expenses, net (2)	19,711	3,490	1,993	343	25,537
Core property operating expenses	95,639	14,662	6,492	2,579	119,372

Core NOI	$177,238	$33,837	$5,368	$(72)	$216,371
Core NOI margin	65.0%	69.8%	45.3%	(2.9)%	64.4%

(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,259 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,826 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 1,115 properties held for sale and 12 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2022	2021	Change	2022	2021	Change
Number of Same-Home properties	47,068	47,068		47,068	47,068
Average Occupied Days Percentage	97.0%	97.7%	(0.7)%	97.3%	97.6%	(0.3)%
Average Monthly Realized Rent per property	$1,979	$1,827	8.3%	$1,920	$1,777	8.0%
Turnover Rate	5.9%	5.9%	—%	27.7%	29.6%	(1.9)%

Core NOI:
Rents from single-family properties	$271,095	$252,238	7.5%	$1,054,675	$979,896	7.6%
Fees from single-family properties	5,493	4,844	13.4%	21,214	18,829	12.7%
Bad debt	(3,711)	(2,788)	33.1%	(11,140)	(17,463)	(36.2)%
Core revenues	272,877	254,294	7.3%	1,064,749	981,262	8.5%

Property tax expense	49,475	40,963	20.8%	179,726	165,135	8.8%
HOA fees, net (1)	4,849	4,862	(0.3)%	19,409	18,445	5.2%
R&M and turnover costs, net (1)	18,670	18,766	(0.5)%	79,560	75,808	4.9%
Insurance	2,934	2,543	15.4%	11,571	10,058	15.0%
Property management expenses, net (2)	19,711	19,420	1.5%	79,851	75,044	6.4%
Core property operating expenses	95,639	86,554	10.5%	370,117	344,490	7.4%

Core NOI	$177,238	$167,740	5.7%	$694,632	$636,772	9.1%
Core NOI margin	65.0%	66.0%		65.2%	64.9%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,327	$10,346	28.8%	$55,054	$44,026	25.0%

Per property:
Average Recurring Capital Expenditures	$283	$220	28.8%	$1,170	$935	25.0%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$680	$619	9.9%	$2,860	$2,546	12.3%

Property Enhancing Capex	$13,075	$12,397		$56,396	$51,805
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Average Occupied Days Percentage	97.0%	97.1%	97.4%	97.5%	97.7%
Average Monthly Realized Rent per property	$1,979	$1,944	$1,901	$1,856	$1,827

Average Change in Rent for Renewals	7.9%	8.3%	7.4%	7.5%	6.7%
Average Change in Rent for Re-Leases	8.5%	12.5%	14.2%	12.3%	12.2%
Average Blended Change in Rent	8.1%	9.5%	9.3%	8.8%	8.7%

Core NOI:
Rents from single-family properties	$271,095	$266,664	$261,451	$255,465	$252,238
Fees from single-family properties	5,493	5,559	5,326	4,836	4,844
Bad debt	(3,711)	(2,664)	(2,100)	(2,665)	(2,788)
Core revenues	272,877	269,559	264,677	257,636	254,294

Property tax expense	49,475	43,456	43,692	43,103	40,963
HOA fees, net (1)	4,849	5,038	4,980	4,542	4,862
R&M and turnover costs, net (1)	18,670	22,910	20,687	17,293	18,766
Insurance	2,934	2,932	2,907	2,798	2,543
Property management expenses, net (2)	19,711	20,951	20,609	18,580	19,420
Core property operating expenses	95,639	95,287	92,875	86,316	86,554

Core NOI	$177,238	$174,272	$171,802	$171,320	$167,740
Core NOI margin	65.0%	64.7%	64.9%	66.5%	66.0%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,327	$18,708	$13,493	$9,526	$10,346

Per property:
Average Recurring Capital Expenditures	$283	$397	$287	$203	$220
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$680	$884	$726	$570	$619

Property Enhancing Capex	$13,075	$16,633	$16,221	$10,467	$12,397
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q22 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,239	$189,507	9.0%	8.9%	11.6%	9.7%
Dallas-Fort Worth, TX	3,803	170,859	5.9%	7.1%	8.4%	7.4%
Charlotte, NC	3,509	202,618	8.1%	7.8%	8.9%	8.2%
Indianapolis, IN	2,631	160,324	4.5%	6.4%	4.3%	5.5%
Phoenix, AZ	2,623	183,095	6.4%	9.6%	8.9%	9.4%
Nashville, TN	2,581	223,624	6.9%	8.6%	9.8%	9.0%
Houston, TX	2,224	171,219	2.9%	5.3%	6.3%	5.5%
Tampa, FL	2,289	204,920	4.9%	9.2%	13.3%	10.5%
Jacksonville, FL	2,231	182,989	4.5%	9.2%	7.0%	8.4%
Columbus, OH	1,929	178,961	4.3%	7.3%	6.5%	7.0%
Raleigh, NC	1,920	190,842	4.2%	8.3%	11.1%	9.1%
Cincinnati, OH	1,866	181,338	4.1%	7.6%	5.8%	6.9%
Greater Chicago area, IL and IN	1,560	188,358	3.4%	7.3%	7.5%	7.4%
Orlando, FL	1,530	188,412	3.2%	8.9%	12.6%	9.9%
Salt Lake City, UT	1,463	263,266	4.1%	9.4%	5.8%	8.3%
Charleston, SC	1,151	206,874	2.6%	7.0%	8.6%	7.6%
San Antonio, TX	967	172,599	1.4%	5.9%	4.9%	5.6%
Las Vegas, NV	954	186,899	2.1%	7.9%	7.3%	7.7%
Savannah/Hilton Head, SC	887	186,493	2.0%	7.8%	12.1%	9.3%
Seattle, WA	807	283,369	2.2%	7.1%	8.8%	7.6%
All Other (2)	5,904	197,339	13.3%	7.8%	8.3%	8.0%
Total/Average	47,068	$192,513	100.0%	7.9%	8.5%	8.1%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	4Q22 QTD	4Q21 QTD	Change	4Q22 QTD	4Q21 QTD	Change
Atlanta, GA	97.5%	97.1%	0.4%	$1,988	$1,820	9.2%
Dallas-Fort Worth, TX	97.4%	97.9%	(0.5)%	2,067	1,926	7.3%
Charlotte, NC	97.2%	97.8%	(0.6)%	1,922	1,792	7.3%
Indianapolis, IN	95.9%	96.7%	(0.8)%	1,703	1,601	6.4%
Phoenix, AZ	96.9%	98.3%	(1.4)%	1,930	1,729	11.6%
Nashville, TN	97.1%	98.2%	(1.1)%	2,094	1,918	9.2%
Houston, TX	97.9%	97.9%	—%	1,881	1,774	6.0%
Tampa, FL	97.6%	98.8%	(1.2)%	2,098	1,890	11.0%
Jacksonville, FL	96.6%	98.3%	(1.7)%	1,942	1,773	9.5%
Columbus, OH	96.7%	96.6%	0.1%	1,955	1,831	6.8%
Raleigh, NC	97.0%	97.2%	(0.2)%	1,822	1,697	7.4%
Cincinnati, OH	96.4%	97.6%	(1.2)%	1,908	1,800	6.0%
Greater Chicago area, IL and IN	98.0%	97.8%	0.2%	2,200	2,055	7.1%
Orlando, FL	97.0%	98.7%	(1.7)%	2,049	1,858	10.3%
Salt Lake City, UT	96.9%	97.8%	(0.9)%	2,182	2,007	8.7%
Charleston, SC	97.4%	96.0%	1.4%	2,041	1,909	6.9%
San Antonio, TX	95.8%	96.9%	(1.1)%	1,814	1,709	6.1%
Las Vegas, NV	97.2%	98.6%	(1.4)%	1,969	1,806	9.0%
Savannah/Hilton Head, SC	97.9%	97.8%	0.1%	1,918	1,753	9.4%
Seattle, WA	95.5%	97.9%	(2.4)%	2,458	2,233	10.1%
All Other (2)	96.6%	97.7%	(1.1)%	1,962	1,817	8.0%
Total/Average	97.0%	97.7%	(0.7)%	$1,979	$1,827	8.3%
(1)Reflected for the three months ended December 31, 2022.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2022	Dec 31, 2021
	(Unaudited)
Assets
Single-family properties:
Land	$2,197,233	$2,062,039
Buildings and improvements	10,127,891	9,258,387
Single-family properties in operation	12,325,124	11,320,426
Less: accumulated depreciation	(2,386,452)	(2,072,933)
Single-family properties in operation, net	9,938,672	9,247,493
Single-family properties under development and development land	1,187,221	882,159
Single-family properties held for sale, net	198,716	114,907
Total real estate assets, net	11,324,609	10,244,559
Cash and cash equivalents	69,155	48,198
Restricted cash	148,805	143,569
Rent and other receivables	47,752	41,587
Escrow deposits, prepaid expenses and other assets	331,446	216,625
Investments in unconsolidated joint ventures	107,347	121,950
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,175,059	$10,962,433

Liabilities
Revolving credit facility	$130,000	$350,000
Asset-backed securitizations, net	1,890,842	1,908,346
Unsecured senior notes, net	2,495,156	1,622,132
Accounts payable and accrued expenses	484,403	343,526
Total liabilities	5,000,401	4,224,004

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,529	3,374
Class B common shares	6	6
Preferred shares	92	154
Additional paid-in capital	6,931,819	6,492,933
Accumulated deficit	(440,791)	(438,710)
Accumulated other comprehensive income	1,332	1,814
Total shareholders' equity	6,495,987	6,059,571
Noncontrolling interest	678,671	678,858
Total equity	7,174,658	6,738,429

Total liabilities and equity	$12,175,059	$10,962,433

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Debt Summary as of December 31, 2022
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$130,000	$130,000	2.8%	5.29%	3.3
Total floating rate debt	—	130,000	130,000	2.8%	5.29%	3.3

Fixed rate debt:
AMH 2014-SFR2 securitization	468,138	—	468,138	10.2%	4.42%	1.8
AMH 2014-SFR3 securitization	482,964	—	482,964	10.5%	4.40%	1.9
AMH 2015-SFR1 securitization	508,672	—	508,672	11.2%	4.14%	22.3
AMH 2015-SFR2 securitization	441,854	—	441,854	9.6%	4.36%	22.8
2028 unsecured senior notes	—	500,000	500,000	11.0%	4.08%	5.1
2029 unsecured senior notes	—	400,000	400,000	8.7%	4.90%	6.1
2031 unsecured senior notes	—	450,000	450,000	9.8%	2.46%	8.5
2032 unsecured senior notes	—	600,000	600,000	13.2%	3.63%	9.3
2051 unsecured senior notes	—	300,000	300,000	6.5%	3.38%	28.6
2052 unsecured senior notes	—	300,000	300,000	6.5%	4.30%	29.3
Total fixed rate debt	1,901,628	2,550,000	4,451,628	97.2%	4.00%	12.3

Total Debt	$1,901,628	$2,680,000	4,581,628	100.0%	4.04%	12.1

Unamortized discounts and loan costs			(65,630)
Total debt per balance sheet			$4,515,998

Maturity Schedule by Year (2)	Total Debt	% of Total
2023	$20,714	0.5%
2024	950,992	20.8%
2025	10,302	0.2%
2026	140,302	3.1%
2027	10,302	0.2%
Thereafter	3,449,016	75.2%
Total	$4,581,628	100.0%
(1)Interest rates are as of December 31, 2022 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin of 0.90% as of period end.
Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2022	2021	2022	2021
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$36,249	$28,263	$134,871	$114,893
Less: amortization of discounts, loan costs and cash flow hedges	(3,085)	(2,500)	(11,673)	(8,790)
Add: capitalized interest	12,670	11,967	52,085	33,796
Cash interest	$45,834	$37,730	$175,283	$139,899

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Capital Structure and Credit Metrics as of December 31, 2022
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$4,581,628	26.9%

Total preferred shares		230,000	1.4%

Common equity at market value:
Common shares outstanding	353,516,901
Operating partnership units	51,376,980
Total shares and units	404,893,881
NYSE AMH Class A common share closing price at December 31, 2022	$30.14
Market value of common shares and operating partnership units		12,203,502	71.7%

Total Capitalization		$17,015,130	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings

Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa3	Positive
Unencumbered Core NOI percentage	69.9%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	32.0%
Ratio of Secured Debt to Total Assets	<	40.0%	13.2%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	415.0%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.38 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	31.1%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	12.3%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.1%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.52 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.54 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Top 20 Markets Summary as of December 31, 2022
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,805	10.0%	$216,381	2,167	17.1
Dallas-Fort Worth, TX	4,224	7.3%	174,165	2,108	18.5
Charlotte, NC	3,962	6.8%	211,311	2,105	17.5
Phoenix, AZ	3,405	5.9%	209,085	1,838	18.6
Nashville, TN	3,238	5.6%	239,592	2,110	15.7
Indianapolis, IN	2,910	5.0%	171,612	1,930	19.9
Houston, TX	2,642	4.6%	176,023	2,095	17.0
Jacksonville, FL	2,891	5.0%	208,527	1,931	14.5
Tampa, FL	2,729	4.7%	220,833	1,939	15.5
Raleigh, NC	2,177	3.8%	197,136	1,889	16.9
Columbus, OH	2,110	3.6%	188,290	1,869	20.6
Cincinnati, OH	2,131	3.7%	194,337	1,844	20.0
Orlando, FL	1,867	3.2%	203,033	1,897	19.3
Salt Lake City, UT	1,908	3.3%	301,837	2,242	16.3
Greater Chicago area, IL and IN	1,611	2.8%	188,859	1,869	21.3
Las Vegas, NV	1,854	3.2%	266,016	1,908	13.0
Charleston, SC	1,524	2.6%	226,808	1,963	12.1
San Antonio, TX	1,325	2.3%	194,760	1,933	14.2
Seattle, WA	1,141	2.0%	324,227	1,996	13.0
Savannah/Hilton Head, SC	1,042	1.8%	207,830	1,889	14.2
All Other (3)	7,382	12.8%	224,184	1,902	17.1
Total/Average	57,878	100.0%	$212,950	1,989	17.1
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.0%	$2,014	8.9%	11.4%	9.7%
Dallas-Fort Worth, TX	96.7%	2,069	7.0%	8.3%	7.4%
Charlotte, NC	96.6%	1,930	7.9%	9.0%	8.3%
Phoenix, AZ	94.9%	1,938	9.6%	9.7%	9.6%
Nashville, TN	95.8%	2,104	8.6%	9.6%	8.9%
Indianapolis, IN	95.0%	1,714	6.4%	4.1%	5.4%
Houston, TX	96.7%	1,883	5.4%	5.8%	5.5%
Jacksonville, FL	95.8%	1,981	8.8%	6.9%	8.2%
Tampa, FL	97.3%	2,122	9.2%	12.8%	10.3%
Raleigh, NC	96.4%	1,827	8.3%	11.2%	9.1%
Columbus, OH	96.2%	1,962	7.4%	6.1%	6.9%
Cincinnati, OH	96.0%	1,918	7.6%	5.6%	6.8%
Orlando, FL	96.2%	2,053	9.0%	12.6%	9.9%
Salt Lake City, UT	95.8%	2,247	9.1%	6.2%	8.2%
Greater Chicago area, IL and IN	97.9%	2,201	7.2%	7.4%	7.3%
Las Vegas, NV	91.5%	2,070	7.9%	6.1%	7.4%
Charleston, SC	97.0%	2,062	7.2%	8.5%	7.8%
San Antonio, TX	94.0%	1,859	5.7%	4.2%	5.3%
Seattle, WA	93.8%	2,496	7.3%	9.1%	7.8%
Savannah/Hilton Head, SC	96.9%	1,935	7.7%	12.1%	9.3%
All Other (3)	94.7%	1,988	7.8%	8.0%	7.9%
Total/Average	95.8%	$2,001	8.0%	8.4%	8.1%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties for sale.
(2)Reflected for the three months ended December 31, 2022.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Property Additions

	4Q22 Additions		2022 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Las Vegas, NV	111	$375,663	361	$387,990
Jacksonville, FL	61	304,719	198	316,661
Nashville, TN	51	354,812	208	365,502
Boise, ID	47	376,201	174	392,027
Atlanta, GA	47	348,597	438	356,775
Charlotte, NC	39	371,707	128	366,269
Phoenix, AZ	35	407,956	180	459,068
Raleigh, NC	24	236,923	40	292,302
Tampa, FL	24	351,111	124	378,713
Orlando, FL	23	334,056	77	363,064
Charleston, SC	9	484,094	110	344,961
Seattle, WA	5	536,451	83	473,609
Salt Lake City, UT	3	541,004	153	512,762
Savannah/Hilton Head, SC	2	369,555	73	362,149
Greenville, SC	2	345,712	55	352,059
Colorado Springs, CO	2	434,148	35	478,734
Denver, CO	2	525,113	9	527,631
Indianapolis, IN	1	345,406	76	325,958
San Antonio, TX	1	386,556	65	298,517
Cincinnati, OH	—	—	66	324,161
All Other (2)	—	—	305	364,043
Total/Average	489	$359,431	2,958	$378,299
(1)Reflects on a per property basis (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, and (iii) total purchase price, including historic pro rata investment cost, if applicable, of properties acquired through bulk or joint venture portfolio acquisitions.
(2)Represents 11 markets in 7 states.
Property Dispositions

	Dec 31, 2022 Single-Family Properties Held for Sale	4Q22 Dispositions		2022 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	248	58	$243,629	145	$239,692
Inland Empire, CA	132	19	432,824	47	447,717
Greater Chicago area, IL and IN	113	46	236,884	92	241,810
Dallas-Fort Worth, TX	97	29	293,659	69	311,461
Phoenix, AZ	53	15	314,942	24	357,348
Bay Area, CA	47	2	492,420	8	619,607
Charlotte, NC	45	15	336,611	30	357,676
Atlanta, GA	45	63	295,916	128	309,513
Indianapolis, IN	39	30	213,211	60	222,990
Central Valley, CA	32	7	310,261	20	305,366
Nashville, TN	29	8	313,367	23	358,505
Austin, TX	26	3	281,161	9	322,239
Charleston, SC	24	18	300,952	25	305,064
San Antonio, TX	23	5	218,706	18	227,506
Tampa, FL	20	10	357,106	23	364,730
Orlando, FL	17	15	337,916	28	323,567
Las Vegas, NV	14	5	280,965	10	362,627
Columbus, OH	14	26	254,856	47	261,037
Jacksonville, FL	14	9	283,005	25	305,231
Cincinnati, OH	10	16	232,874	40	247,155
All Other (1)	73	58	282,163	116	281,850
Total/Average	1,115	457	$282,071	987	$293,137
(1)Represents 17 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
AMH Development Pipeline Summary as of December 31, 2022

	2022 Deliveries			Dec 31, 2022 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	328	$343,000	$2,370	934
Las Vegas, NV	296	340,000	2,230	1,583
Salt Lake City, UT	265	451,000	2,590	175
Charlotte, NC	231	338,000	2,300	545
Nashville, TN	216	330,000	2,260	498
Jacksonville, FL	212	299,000	2,120	917
Tampa, FL	163	323,000	2,390	827
Boise, ID	152	365,000	2,380	451
Phoenix, AZ	93	352,000	2,150	1,633
Charleston, SC	82	302,000	2,120	929
Orlando, FL	53	317,000	2,350	1,216
Seattle, WA	47	442,000	2,750	292
Raleigh, NC	43	342,000	2,230	17
Denver, CO	2	553,000	3,410	560
Columbus, OH	—	—	—	600
Total/Average	2,183	$351,000	$2,310	11,177
Lots optioned				3,330
Total lots owned and optioned				14,507

Estimated Delivery Timing

	Dec 31, 2021 Lots for Future Delivery (2)	2022 Lots Acquired (3)	2022 Deliveries	Full Year Estimated 2023 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline	12,096	3,255	1,320	1,775 - 1,925	12,181
Joint venture development pipeline (5)	1,038	301	863	425 - 475	26
Total development pipeline	13,134	3,556	2,183	2,200 - 2,400	12,207
(1)Lots controlled in escrow are not included.
(2)Represents 12,132 lots owned and 1,002 lots optioned at December 31, 2021. Lots controlled in escrow are not included.
(3)Represents lots acquired and optioned.
(4)Reflects the Company’s latest development program estimates as of February 23, 2023.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
Lease Expirations

	MTM	1Q23	2Q23	3Q23	4Q23	Thereafter
Lease expirations	3,126	11,226	13,845	13,103	9,877	4,671

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
1Q22	—	—	—	—	—	—
2Q22	—	—	—	—	—	—
3Q22	—	—	—	—	—	—
4Q22	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.

Guidance Summary

Full Year 2023
Core FFO attributable to common share and unit holders		$1.58 - $1.64
Core FFO attributable to common share and unit holders growth		2.5% - 6.5%

Same-Home
Core revenues growth		5.00% - 7.00%
Core property operating expenses growth		8.75% - 10.75%
Core NOI growth		3.00% - 5.00%

Full Year 2023
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Full Year 2023 Guidance Commentary
Operating Outlook:
•Same-Home core revenues growth reflects expectation for a continued strong demand and occupancy environment, along with moderating rental rate growth.
•Same-Home core property operating expenses growth reflects (1) expectation for continued elevated 2023 property tax growth between 8.00% and 10.00% reflecting backwards looking historically strong home price appreciation and (2) 9.50% to 11.50% growth in all other core property operating expenses, excluding property taxes, reflecting the general inflationary environment, a historically challenging property insurance market and certain investments into our industry-leading property management platform. Given the timing of the Company’s 2022 property tax accruals, 2023 property tax growth is expected to be higher during the first three quarters of 2023, normalizing on a full year basis into the Company’s expected guidance range.
Investment Program:
•The Company’s acquisition programs currently remain on hold given capital market uncertainty and potentially improving future investment opportunities. Until market conditions change, the Company’s current 2023 outlook does not contemplate any material acquisition activity.
•Investment program outlook contemplates continued consistent growth from the Company’s internal AMH Development Program, which is expected to deliver between 2,200 to 2,400 total program deliveries during 2023.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2023 Guidance (continued)

Reconciliation of Core FFO attributable to common share and unit holders from 2022 to 2023 Guidance Midpoint

Per FFO Share and Unit
2022 Core FFO attributable to common share and unit holders	$1.54

Same-Home Core NOI	0.08
Non-Same-Home Core NOI (1)	0.09
Disposition program	(0.01)
General and administrative expense and amortization of IT software assets (2)	(0.02)
Financing costs (share count and interest) (3)	(0.07)

2023 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.61
2023 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	4.5%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2023 Same-Home portfolio, including 2022 wholly-owned property additions, and (ii) contribution from 2023 wholly-owned property additions.
(2)General and administrative expense and amortization of IT software assets increase reflects (i) general inflationary environment and (ii) investments into certain corporate initiatives and IT systems supporting our industry-leading property management platform.
(3)Financing costs (share count and interest) change primarily reflects full year impact of 2022 financing activities.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

25

AMH

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months and the years ended December 31, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$380,926	$338,092	$1,490,534	$1,303,882
Tenant charge-backs	(45,183)	(41,772)	(202,606)	(178,304)
Core revenues	335,743	296,320	1,287,928	1,125,578
Less: Non-Same-Home core revenues	62,866	42,026	223,179	144,316
Same-Home core revenues	$272,877	$254,294	$1,064,749	$981,262

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$137,113	$120,239	$552,091	$490,205
Property management expenses	28,157	26,188	112,698	96,865
Noncash share-based compensation - property management	(715)	(726)	(3,861)	(3,004)
Expenses reimbursed by tenant charge-backs	(45,183)	(41,772)	(202,606)	(178,304)
Core property operating expenses	119,372	103,929	458,322	405,762
Less: Non-Same-Home core property operating expenses	23,733	17,375	88,205	61,272
Same-Home core property operating expenses	$95,639	$86,554	$370,117	$344,490

Core NOI and Same-Home Core NOI
Net income	$103,791	$61,323	$310,025	$210,559
Hurricane-related charges, net	—	—	6,133	—
Gain on sale and impairment of single-family properties and other, net	(57,407)	(13,295)	(136,459)	(49,696)
Depreciation and amortization	112,843	97,166	426,531	372,848
Acquisition and other transaction costs	5,338	4,656	23,452	15,749
Noncash share-based compensation - property management	715	726	3,861	3,004
Interest expense	36,249	28,263	134,871	114,893
General and administrative expense	14,942	15,799	68,057	56,444
Other income and expense, net	(100)	(2,247)	(6,865)	(3,985)
Core NOI	216,371	192,391	829,606	719,816
Less: Non-Same-Home Core NOI	39,133	24,651	134,974	83,044
Same-Home Core NOI	$177,238	$167,740	$694,632	$636,772

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$380,926	$391,627	$361,876	$356,105	$338,092
Tenant charge-backs	(45,183)	(62,014)	(43,137)	(52,272)	(41,772)
Core revenues	335,743	329,613	318,739	303,833	296,320
Less: Non-Same-Home core revenues	62,866	60,054	54,062	46,197	42,026
Same-Home core revenues	$272,877	$269,559	$264,677	$257,636	$254,294

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$137,113	$152,065	$129,270	$133,643	$120,239
Property management expenses	28,157	29,739	28,768	26,034	26,188
Noncash share-based compensation - property management	(715)	(1,015)	(1,132)	(999)	(726)
Expenses reimbursed by tenant charge-backs	(45,183)	(62,014)	(43,137)	(52,272)	(41,772)
Core property operating expenses	119,372	118,775	113,769	106,406	103,929
Less: Non-Same-Home core property operating expenses	23,733	23,488	20,894	20,090	17,375
Same-Home core property operating expenses	$95,639	$95,287	$92,875	$86,316	$86,554

Core NOI and Same-Home Core NOI
Net income	$103,791	$61,665	$74,555	$70,014	$61,323
Hurricane-related charges, net	—	6,133	—	—	—
Gain on sale and impairment of single-family properties and other, net	(57,407)	(24,197)	(32,811)	(22,044)	(13,295)
Depreciation and amortization	112,843	109,319	104,415	99,954	97,166
Acquisition and other transaction costs	5,338	4,482	7,658	5,974	4,656
Noncash share-based compensation - property management	715	1,015	1,132	999	726
Interest expense	36,249	36,254	34,801	27,567	28,263
General and administrative expense	14,942	16,986	18,847	17,282	15,799
Other income and expense, net	(100)	(819)	(3,627)	(2,319)	(2,247)
Core NOI	216,371	210,838	204,970	197,427	192,391
Less: Non-Same-Home Core NOI	39,133	36,566	33,168	26,107	24,651
Same-Home Core NOI	$177,238	$174,272	$171,802	$171,320	$167,740

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$216,371	$210,838	$204,970	$197,427	$192,391
Less: Encumbered Core NOI	63,798	62,906	61,524	61,446	59,995
Unencumbered Core NOI	$152,573	$147,932	$143,446	$135,981	$132,396

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total Debt	$4,581,628	$4,457,326	$4,462,933	$3,978,305	$3,924,181
Less: cash and cash equivalents	(69,155)	(97,244)	(70,375)	(56,626)	(48,198)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(39,854)	(49,932)	(41,469)	(42,626)	(41,162)
Net debt	$4,446,953	$4,284,484	$4,325,423	$3,853,387	$3,809,155
Preferred shares at liquidation value	230,000	230,000	230,000	385,000	385,000
Net debt and preferred shares	$4,676,953	$4,514,484	$4,555,423	$4,238,387	$4,194,155

Adjusted EBITDAre - TTM	$784,076	$760,912	$733,162	$703,217	$678,591

Net Debt and Preferred Shares to Adjusted EBITDAre	6.0 x	5.9 x	6.2 x	6.0 x	6.2 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2022
Interest expense per income statement	$134,871
Less: amortization of discounts, loan costs and cash flow hedges	(11,673)
Add: capitalized interest	52,085
Cash interest	175,283
Dividends on preferred shares	17,081
Fixed charges	$192,364

Adjusted EBITDAre - TTM	$784,076

Fixed Charge Coverage	4.1 x

Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Dec 31, 2022
(Amounts in thousands)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Unencumbered Core NOI	$135,981	$143,446	$147,932	$152,573	$579,932
Core NOI	197,427	204,970	210,838	216,371	829,606
Unencumbered Core NOI Percentage					69.9%

28

AMH

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and the years ended December 31, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Net income	$103,791	$61,323	$310,025	$210,559
Interest expense	36,249	28,263	134,871	114,893
Depreciation and amortization	112,843	97,166	426,531	372,848
EBITDA	$252,883	$186,752	$871,427	$698,300

Gain on sale and impairment of single-family properties and other, net	(57,407)	(13,295)	(136,459)	(49,696)
Adjustments for unconsolidated joint ventures	466	319	344	1,873
EBITDAre	$195,942	$173,776	$735,312	$650,477

Noncash share-based compensation - general and administrative	1,966	1,639	15,318	9,361
Noncash share-based compensation - property management	715	726	3,861	3,004
Acquisition, other transaction costs and other	5,338	4,656	23,452	15,749
Hurricane-related charges, net	—	—	6,133	—
Adjusted EBITDAre	$203,961	$180,797	$784,076	$678,591

Recurring Capital Expenditures	(16,020)	(12,345)	(65,636)	(52,134)
Leasing costs	(718)	(750)	(2,586)	(3,422)
Fully Adjusted EBITDAre	$187,223	$167,702	$715,854	$623,035

Rents and other single-family property revenues	$380,926	$338,092	$1,490,534	$1,303,882
Less: tenant charge-backs	(45,183)	(41,772)	(202,606)	(178,304)
Adjustments for unconsolidated joint ventures - income	3,713	2,923	13,899	10,318
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$339,456	$299,243	$1,301,827	$1,135,896

Adjusted EBITDAre Margin	60.1%	60.4%	60.2%	59.7%

Fully Adjusted EBITDAre Margin	55.2%	56.0%	55.0%	54.8%

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net income	$310,025	$267,557	$254,393	$231,652	$210,559
Interest expense	134,871	126,885	121,728	114,455	114,893
Depreciation and amortization	426,531	410,854	396,029	382,731	372,848
EBITDA	$871,427	$805,296	$772,150	$728,838	$698,300

Gain on sale and impairment of single-family properties and other, net	(136,459)	(92,347)	(77,722)	(55,671)	(49,696)
Adjustments for unconsolidated joint ventures	344	197	472	1,120	1,873
EBITDAre	$735,312	$713,146	$694,900	$674,287	$650,477

Noncash share-based compensation - general and administrative	15,318	14,991	13,158	9,049	9,361
Noncash share-based compensation - property management	3,861	3,872	3,537	3,004	3,004
Acquisition, other transaction costs and other	23,452	22,770	21,567	16,877	15,749
Hurricane-related charges, net	6,133	6,133	—	—	—
Adjusted EBITDAre	$784,076	$760,912	$733,162	$703,217	$678,591
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2022	2021	2022	2021
Property management expenses	$28,157	$26,188	$112,698	$96,865
Less: tenant charge-backs	(1,905)	(1,343)	(6,355)	(3,575)
Less: noncash share-based compensation - property management	(715)	(726)	(3,861)	(3,004)
Property management expenses, net	$25,537	$24,119	$102,482	$90,286

General and administrative expense	$14,942	$15,799	$68,057	$56,444
Less: noncash share-based compensation - general and administrative	(1,966)	(1,639)	(15,318)	(9,361)
General and administrative expense, net	$12,976	$14,160	$52,739	$47,083

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2022
Adjusted FFO attributable to common share and unit holders	$143,778
Common distributions	(73,132)
Retained Cash Flow	$70,646

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale, identified for future sale, or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

33

AMH

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s subsequent filings with the SEC.

34

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

Corporate Information	Investor Relations
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